     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 22, 1996
                                                     Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                             SUNPHARM CORPORATION
            (Exact name of registrant as specified in its charter)


            DELAWARE                                            F593097048
 (State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                           Identification Number)


                        4651 SALISBURY ROAD, SUITE 205
                          JACKSONVILLE, FLORIDA 32256
                                (904) 296-3320
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  STEFAN BORG
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        4651 SALISBURY ROAD, SUITE 205
                          JACKSONVILLE, FLORIDA 32256
                                (904) 296-3320
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                ---------------

                                  Copies to:
                                JEFFREY L. WADE
                            ANDREWS & KURTH L.L.P.
                       2170 BUCKTHORNE PLACE, SUITE 150
                          THE WOODLANDS, TEXAS 77380
                                (713) 220-4801

                                ---------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of the Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                        Proposed maximum    Proposed maximum
        Title of each class of            Amount to be   offering price    aggregate offering       Amount of registration
     Securities to be registered           registered     per share (1)         price (1)                   fee
- --------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.0001 per       50,000          $6.03125             $301,563                         $104
share..............................
==========================================================================================================================

(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee based on the average of the high and low sales price per share of the Registrant's common stock on the Nasdaq Small Cap Market on July 18, 1996.

                                ---------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                                                           Subject to Completion
                                                                   July 22, 1996

                                 50,000 SHARES

                              SUNPHARM CORPORATION

                                  COMMON STOCK

                                ---------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT.  A       +
+ REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + + SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD, NOR + + MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT + + BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + + THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + + SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + + UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS +
+ OF ANY SUCH STATE.                                                           +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

     This Prospectus relates to the offering of up to 50,000 shares (the "Shares") of common stock, par value $0.0001 per share (the "Common Stock"), of SunPharm Corporation (the "Company" or "SunPharm") which may be offered by a stockholder of the Company (the "Selling Stockholder"). All or part of the Shares may be offered by the Selling Stockholder from time to time for his own account in transactions on the Nasdaq Small Cap Market, in negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholder may effect such transactions by selling the Shares to or through broker-dealers and such broker-dealers may receive compensation in the form of discounts, concessions or commission from the Selling Stockholder or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal or both (which compensation to a particular broker-dealer might be in excess of customary commissions).

     None of the proceeds from the sale of the Shares by the Selling Stockholder will be received by the Company. The Company has agreed to bear certain expenses in connection with the registration and sale of the Shares being offered by the Selling Stockholder. The Selling Stockholder and any broker-dealers participating in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any profit on the sale of Shares by the Selling Stockholders and any commissions received by any such broker-dealers may be deemed to be underwriting commissions under the Securities Act.

     The Company's Common Stock is traded on The Nasdaq Small Cap Market under
the symbol "SUNP."   On July 18, 1996, the last reported sale price of the
Common Stock was $6-1/32 per share.

     The Shares have not been registered for sale by the Selling Stockholders under the securities laws of any state as of the date of this Prospectus. Brokers or dealers effecting transactions in the Shares should confirm the registration thereof under the securities laws of the states in which such transactions occur, or the existence of any exemption from registration.

                                ---------------

                THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK.
                    SEE "RISK FACTORS" COMMENCING ON PAGE 5.

                                ---------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
        PASSED UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS  PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ---------------

         The date of this Prospectus is                       , 1996.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission at its principal offices located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the Commission: Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

     The Company has filed with the Commission a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to hereafter are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved. The Registration Statement and any amendments thereto, including exhibits filed or incorporated by reference as a part thereof are available for inspection and copying at the Commission's offices as described above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed with the Commission are hereby incorporated by reference into this Prospectus.

     1. The Company's Annual Report on Form 10-KSB (File No. 0-27578) for the year ended December 31, 1995.

     2. The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1996.

     3. The Company's current Report on Form 8-K filed with the Commission on June 17, 1996.

     4. The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on January 18, 1996.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering to which this Prospectus relates shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing thereof.

     Any statement contained herein or in a document all or a portion of which is incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus or in any other subsequently filed document that is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated into this Prospectus by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference therein. Requests for such copies should be directed to the Company at its principal executive offices: SunPharm Corporation, 4651 Salisbury Road, Suite 205, Jacksonville, Florida 32256, (904) 296-3320,
Attention: Stefan Borg.

                                  THE COMPANY

     The following is qualified in its entirety by the more detailed information including "Risk Factors" appearing elsewhere in this Prospectus and the financial statements and notes thereto contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, incorporated by reference herein (the "Annual Report"). Except for the historical information contained herein, the discussion in this prospectus contains forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in "Risk Factors" beginning at page 5 of this Prospectus and those discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" contained in the Annual Report, as well those discussed elsewhere in the Prospectus, the Annual Report or any other document incorporated herein prior to the termination of the offering.

     SunPharm Corporation ("SunPharm" or the "Company") is a development stage company engaged in the development of small molecule pharmaceutical products, consisting of novel polyamine analogues and other proprietary compounds invented at the University of Florida and licensed exclusively worldwide to the Company. The Company's drug development efforts are centered around three main areas: cancer, acquired immunodeficiency syndrome ("AIDS") and gastrointestinal disorders. The Company currently has 13 potential products in various stages of research or development. One of these polyamine analogue products, diethylhomospermine ("DEHOP") , is currently in Phase II human clinical trials for the treatment of AIDS-related chronic diarrhea. In addition, the Company commenced a Phase I clinical trial in the first half of 1996 to test DEHOP in cancer patients. A second polyamine analogue product, diethylnorspermine ("DENSPM"), is currently completing Phase I human clinical trials for the treatment of various forms of cancer. SunPharm has entered into strategic licensing agreements with Warner-Lambert Company ("Warner-Lambert") and Nippon Kayaku Co., Ltd. ("Nippon Kayaku") to further the development and worldwide commercialization of DENSPM for the treatment of cancer.

     In vitro and in vivo laboratory tests conducted by the University of Florida and other collaborating institutions have demonstrated that the Company's polyamine analogue products gain entry into cancer cells due to their structural similarity to the polyamines naturally present in all human cells and essential to cell growth and proliferation. Once inside the cell, the analogues substitute for the cell's naturally occurring polyamines but do not perform the functions required for cell growth and proliferation. In addition, the analogues shut down polyamine biosynthesis by the cell and stimulate production of an enzyme which triggers the exit from the cell of the naturally occurring polyamines. As a result, the cancer cells are deprived of their ability to grow, proliferate and survive. Company-sponsored research at the University of Florida has demonstrated that DEHOP also inhibits the secretion of fluid into, and promotes the relaxation of the smooth muscles of, the gastrointestinal tract, thus counteracting the primary causes of diarrhea.

     Research with the Human Immunodeficiency Virus (HIV-1) has shown that during viral replication in CD4 lymphocytes, the product of the viral regulatory "rev" gene combines with the protein initiation factor (EIF 5a), a normal cellular component, and other viral genetic material. This combination moves from the nucleus to the cytoplasm and directs the cell to synthesize proteins necessary for viral replication and assembly. The Company's sponsored research at the University of Florida under Dr. Raymond Bergeron's direction has recently resulted in the synthesis of two different proprietary analogue compounds that may have application in the treatment of AIDS by inhibiting such intracellular viral protein synthesis.

     The Company is also conducting preclinical studies of the Company's other potential compounds and indications through its sponsored research agreement with the University of Florida and through collaborations with other leading research institutions. In October 1995, the Company and the Clarke Institute of Psychiatry at the University of Toronto signed a collaborative agreement for the preclinical investigation of DENSPM as a possible treatment for Alzheimer's disease. The Mayo Foundation for Medical Education and Research recently signed an agreement to test the Company's polyamine analogues in vitro for effects on beta amyloid, the suggested cause of Alzheimer's Disease. In addition, the Company continues to investigate the possible use of DENSPM and DEHOP for the treatment of skin disorders such as psoriasis; the use of diethyldihydroxyhomospermine ("DEHOHO"), a derivative of DEHOP, in diarrheal and inflammatory conditions of the gastrointestinal tract; and cyclic analogues, for their possible anti-inflammatory and anti-asthmatic effects.

     In October 1995, the Company and the University of Florida entered into a license agreement for the patent rights to a proprietary process used to make synthetic desferrioxamine ("DFO"), a compound essential in binding and excreting iron in patients suffering from iron overload. Ciba-Geigy Ltd. ("Ciba-Geigy") is currently marketing DFO that is manufactured using a fermentation process which has been found to cause allergic reaction in some patients. The Company's license agreement with the University of Florida grants the Company exclusive worldwide rights to manufacture and market DFO using a different process in exchange for license fees and royalties. The Company intends to sub-contract the manufacturing and marketing of DFO to third parties, and expects it to be commercially available in 1998. For this purpose the Company has entered into an agreement with Shanghai Institute of Organic Chemistry for the scale-up and production of DFO.

     The Company's strategy is to develop products, both independently and through strategic alliances with larger pharmaceutical companies, pursuant to which the Company will seek financial, preclinical and clinical trial and marketing assistance from larger pharmaceutical companies for drugs with broad market potential, while retaining parallel manufacturing and/or marketing rights for all or part of those markets. Consistent with this strategy, the Company sublicensed worldwide rights (excluding Japan) to manufacture and market DENSPM for all cancer applications to Warner-Lambert in May 1993 and sublicensed such rights in Japan to Nippon Kayaku in February 1994. Warner-Lambert and Nippon Kayaku have agreed to make staged payments to SunPharm for license fees and research and development milestones, of which an aggregate of $2.35 million has been paid to date, and to pay royalties for sales of products incorporating DENSPM. In addition, Warner-Lambert has agreed to fund and administer the human clinical trials for DENSPM following completion of Phase I human clinical trials, and Nippon Kayaku has agreed to fund and administer all such human clinical trials which may be conducted in Japan. In June 1996, the Company granted Warner-Lambert a six-month exclusive option to negotiate an exclusive license to the remaining linear polyamine analogues licensed to the Company for the treatment of cancer, concurrent with the payment by Warner-Lambert of one-half of the milestone payment due ($500,000) on completion of the Phase I clinical trials.

     The Company was incorporated in Delaware in 1990 as Lexigen, Incorporated and in 1991 changed its name to SunPharm Corporation. The Company's principal executive offices are located at 4651 Salisbury Road, Suite 205, Jacksonville, Florida 32256 (telephone number (904) 296-3320).

                                 RISK FACTORS

     Prospective investors should carefully consider the following risk factors in evaluating an investment in the Common Stock.

DEVELOPMENT STAGE COMPANY

     The Company is in the development stage and has realized only limited revenues, all of which have been derived from payments from Warner-Lambert and Nippon Kayaku in connection with license fees and achieving identified research milestones with respect to DENSPM. The Company has incurred net losses since commencement of its operations and it expects to continue to incur losses for the foreseeable future. As of March 31, 1996, the Company had an accumulated deficit of $9.4 million. Moreover, there can be no assurance that the Company will successfully complete the transition from a development company to successful operations and/or profitability.

NO ASSURANCE OF SUCCESSFUL PRODUCT DEVELOPMENT OR COMMERCIALIZATION

     Since its inception, the Company has devoted its efforts exclusively to the research and development of potential pharmaceutical products based solely upon its polyamine analogue technology. While one of these analogues, DEHOP, is presently in Phase II human clinical trials for AIDS related diarrhea and Phase I human clinical trials for cancer, and another analogue, DENSPM, is presently in Phase I human clinical trials for cancer, such trials will not be sufficient to demonstrate their safety or efficacy, and substantial further human clinical trials must be successfully completed before such products may be approved for commercialization. There can be no assurance that DEHOP or DENSPM, or any other potential product currently in development or developed in the future, will prove to be safe or effective in clinical trials, meet applicable regulatory standards, be capable of being produced in commercial quantities at acceptable cost or be successfully marketed.

NEED FOR ADDITIONAL FINANCING; RISK OF NASDAQ DELISTING

     The Company has expended and will continue to expend substantial funds to continue the research and development of its products, conduct preclinical and clinical trials, establish clinical and commercial scale manufacturing in its own facilities or in the facilities of others and market its products. The amount and timing of such expenditures are subject to a number of factors.
Based on its current operating plan, the Company anticipates that its existing capital resources, including the remaining $500,000 portion of the milestone payment from Warner-Lambert due upon completion of the Phase I clinical trials in cancer, will be adequate to satisfy its capital needs through 1996, but will not be sufficient to fund the Company's operations to the point of introduction of a commercially successful product. In the event the Warner-Lambert payment is not received, the Company's existing capital resources will only be adequate to fund the Company's operations through the third quarter of 1996. Such milestone payment from Warner-Lambert is conditioned upon the completion of Phase I clinical trials for DENSPM to Warner-Lambert's reasonable satisfaction; while the Company believes such trials will be completed during the third quarter of 1996 to Warner-Lambert's satisfaction, no assurance can be given that the $500,000 Warner-Lambert payment will be received. Except for such payment from Warner-Lambert, the Company's rights to receive payments from Warner-Lambert and Nippon Kayaku are dependent upon the achievement of certain development and commercialization milestones by Warner-Lambert and Nippon Kayaku, respectively, and are not within the control of the Company. Further, the capability of Warner-Lambert or Nippon Kayaku to achieve such milestones depends upon the availability and/or prioritization of sufficient funding to support necessary testing of DENSPM, the availability of trained and experienced staff for testing and the results of such testing, among other factors. As a result, no assurance can be made that such milestones will be achieved or that such payments will be received by the Company.

     In April 1996, the Company received notice from The Nasdaq Stock Market ("Nasdaq") that the Company's total assets and capital and surplus as of December 31, 1995, did not meet the minimum requirements for continued listing on the Nasdaq Small Cap Market and that the Company's Common Stock, Warrants and Units were subject to delisting. Nasdaq requested that the Company provide a specific plan demonstrating how the Company will achieve ongoing compliance with Nasdaq's minimum requirements of $2,000,000 of total assets and $1,000,000 of capital and surplus. The Company provided a plan to Nasdaq which contemplated cash inflows to the Company through the private placement of equity and other sources in an amount sufficient to bring the Company into compliance by June 15, 1996, the date established by Nasdaq for final determination. On June 17, 1996, the Company filed a Current Report on Form 8-K which established that the Company had met the minimum requirements on such date for continued listing on Nasdaq, as a result of the following events: (i) the receipt in escrow of $370,460 of proceeds in connection with the offering of Common Stock and warrants in the private placement; (ii) the exercise of outstanding warrants from current warrantholders and the issuance of additional warrants to such individuals, in an amount equal to $468,301; (iii) payment of $500,000 from Warner-Lambert as a progress payment on the Phase I clinical trials of DENSPM for cancer; and (iv) the settlement of a lawsuit with Dean L. Rider, M.D., the Selling Stockholder, pursuant to which the Company issued to Dr. Rider the 50,000 shares of Common Stock offered hereby. After the filing of the Current Report on Form 8-K, the Company received additional proceeds and conducted an initial closing on July 19, 1996 in which it received an aggregate of $623,127 of proceeds (including the amount previously held in escrow). As of July 19, 1996, the Company had received subscription agreements and commitments in connection with the private placement for an additional $250,000, from which the Company expects to receive additional proceeds in subsequent closings. There can be no assurance that SunPharm will receive the funds related to the subscription agreements and commitments of $250,000. In the event such funds are not received, SunPharm will have to raise funds from other sources. Based on all of the above, there can be no assurance that the Company will be successful in maintaining its continued listing on the Nasdaq Small Cap Market. In the event that the Company's securities are delisted, the market value of such securities may be adversely affected.

     The Company will require significant levels of additional capital, which it intends to raise through additional equity or debt financing, additional arrangements with corporate partners or from other sources. No assurance can be given that the necessary funds will be available for the Company to finance its development on acceptable terms or at all. If adequate funds are not available from operations or additional sources of financing, the Company's business will be materially and adversely affected.

GOVERNMENT REGULATION; NO ASSURANCE OF REGULATORY APPROVAL

     Research, preclinical development, clinical trials and the manufacturing and marketing of therapeutic products under development by the Company are subject to extensive and rigorous regulation by government authorities in the United States and other countries, including, but not limited to, the United States Food and Drug Administration ("FDA"). In order to obtain approval to commercialize a product, the Company must demonstrate to the satisfaction of the FDA and comparable authorities in other countries that such product is safe and effective for its intended uses and that the Company is capable of manufacturing the product to the applicable standards. In the U.S., this requires that the product undergo extensive preclinical testing, that the Company file an Investigational New Drug Application ("IND") with the FDA prior to commencing human clinical trials and that the Company file a New Drug Application ("NDA") requesting FDA approval for commercial marketing of the product.

     The approval process for the Company's product candidates is likely to take several years and will involve significant expenditures for which additional financing will be required. The cost to the Company of conducting human clinical trials for any potential product can vary dramatically based on a number of factors, including the order and timing of clinical indications pursued and the extent of development and financial support, if any, from corporate partners. Although Phase I and Phase II clinical trials of DENSPM and DEHOP are presently being conducted, further clinical trials, including large, time-consuming and more costly Phase II and Phase III clinical trials, will be required to demonstrate the safety and efficacy of such drug candidates. So far, the Phase I human clinical trials of DENSPM have involved approximately 64 patients with advanced or terminal cases of cancer. Due to the nature of these studies, the patient population is limited to cases for which other therapies
have failed.   During the pendency of such trials, a number of such patients have expired. The Company and its clinical investigators believe that these patients expired as a result of the advanced stage of their cancer, and that DENSPM did not contribute in any manner to their deaths. There can be no assurance that the Company will have sufficient resources to complete the required regulatory review process or that the Company could survive the inability to obtain, or delays in obtaining, such approvals. Approvals that may be granted will be subject to continual review, and later discovery of previously unknown problems may result in withdrawal of products from marketing.

DEPENDENCE ON EXCLUSIVE LICENSE

     All of the Company's development and commercialization rights for its products are derived from its license agreements with the University of Florida. The Company's rights under the license agreements are subject to early termination under certain circumstances, including failure to pay royalties or other material breach by the Company, bankruptcy of the Company or failure by the Company to carry on its business, failure to commence marketing of a licensed product within six months of approval in any specific market, and failure to comply with the terms of the Company's sponsored research agreement with the University of Florida, among others. In the event that the license agreement terminates, the Company's rights to manufacture and market DEHOP and DENSPM and its other products would terminate.

LIMITED PERSONNEL; RELIANCE ON STRATEGIC ALLIANCES; RELIANCE ON COLLABORATIVE ARRANGEMENTS FOR RESEARCH AND DEVELOPMENT

     SunPharm is presently structured as a virtual company with only four full-time employees. The Company is substantially dependent on third parties, with all of the risks attendant thereto, to conduct research and development, to conduct clinical trials of the Company's potential products and to manufacture DEHOP, DENSPM and other compounds for such research and development.

     The Company is dependent upon the University of Florida and Dr. Raymond Bergeron, the inventor of the Company's technology, with respect to all research and most early preclinical development of its potential products. The Company does not have, and has no immediate plans to construct, a laboratory facility. The Company has no control over the facilities where the research and development work is being performed or over the personnel performing such work. If the University of Florida breaches its obligations under its agreement with the Company, the Company's remedies may be limited by applicable law affecting actions against state agencies.

     The Company benefits significantly from and is dependent upon collaborative arrangements with the University of Florida and Dr. Bergeron with respect to human clinical trials of DEHOP and DENSPM, and with The University of Florida and with Johns Hopkins University with respect to human clinical trials of DENSPM. Although the Company believes that its relationships with its collaborators are good, there can be no assurance that the Company's relationships with such institutions and individuals will continue. The loss of these relationships would significantly increase the Company's expenses and could have a substantial negative effect on the Company's ability to attain its long-range objectives.

     The Company is dependent upon strategic alliances with Warner-Lambert and Nippon Kayaku with respect to the development and commercialization of DENSPM, and expects to rely upon future strategic alliances with other pharmaceutical companies with respect to other potential products. Although the Company believes that Warner-Lambert, Nippon Kayaku and any future strategic alliance partners have or will have an economic motivation to develop and commercialize such products, the amount and timing of resources to be devoted to these activities are not within the control of the Company and will be subject to the priorities of such strategic alliance partners in allocating these resources, which may not be consistent with the best interests of the Company. In addition, the Company's strategic alliance partners or their affiliates may be pursuing alternative products or technologies which may compete with the Company's products and technologies. No assurances can be given that the Company's agreements with Warner-Lambert and Nippon Kayaku, or with any other strategic alliances the Company may enter in the future, will result in the successful development or commercialization of DENSPM or other potential products, or that any such agreements will result in any significant revenues, profits or cost savings to the Company. Furthermore, no assurances can be given that the Company will be able to enter into future strategic alliance agreements on favorable terms or at all. In addition, the Company's strategic alliance partners or their affiliates may be pursuing alternative products or technologies which may compete with the Company's products and technologies.

UNCERTAINTIES AS TO PATENTS AND PROPRIETARY TECHNOLOGIES

     Subject to a nonexclusive statutory license to the United States government, the Company is the exclusive licensee of issued patents and patent applications from the University of Florida. The Company is required to meet specified milestone and diligence requirements in order to retain its license to the patents and other proprietary rights licensed from the University of Florida. No assurance can be given that the Company will satisfy any of these requirements.

     The patent position of pharmaceutical companies generally is highly uncertain and involves complex legal and factual questions. There can be no assurance that the patents licensed from the University of Florida will provide substantial protection or commercial benefit to the Company, afford the Company adequate protection from competing products, or not be challenged or declared invalid or that additional related United States or foreign patents will be issued, the occurrence of any of which could have a material adverse effect on the Company's operations. The United States government could use its rights as licensee of the University of Florida's patents to increase the supply of products based on such patents or to reduce the cost of treatment with such products.

     Certain proprietary trade secrets and unpatented know-how are important to the Company. There can be no assurance that others may not independently develop the same or similar technologies. Although the Company has taken steps to protect its trade secrets and unpatented know-how, third parties nonetheless may gain access to such information.

     There has been significant litigation in the biotechnology and pharmaceutical industry regarding patents and other proprietary rights. If the Company became involved in similar litigation regarding its intellectual property rights, the cost of such litigation could be substantial. The limited capital resources of the Company could significantly adversely affect its ability to enforce or defend its intellectual property rights, especially against companies which have substantially more resources.

UNCERTAINTY OF THIRD-PARTY REIMBURSEMENT

     The Company's ability to commercialize its products successfully will depend in part on the extent to which appropriate reimbursement levels for the cost of the products and related treatment are obtained from government authorities, private health insurers and other organizations, such as health maintenance organizations ("HMOs"). Third-party payors are increasingly challenging the prices charged for medical products and services. Also, the trend toward managed healthcare in the United States, the growth of organizations such as HMOs, and legislative proposals to reform healthcare and government insurance programs could significantly influence the purchase of healthcare services and products, resulting in lower prices and reducing demand for the Company's products. The cost containment measures that healthcare providers are instituting and any healthcare reform could affect the Company's ability to sell its products and may have a material adverse effect on the Company. There can be no assurance that reimbursement in the United States or foreign countries will be available for any of the Company's products, that any reimbursement granted will be maintained, or that limits on reimbursement available from third-party payors will not reduce the demand for, or negatively affect the price of, the Company's products. The unavailability or inadequacy of third-party reimbursement for the Company's products would have a material adverse effect on the Company. The Company is unable to forecast what additional legislation or regulation relating to the healthcare industry or third-party coverage and reimbursement may be enacted in the future, or what effect the legislation or regulation would have on the Company's business.

COMPETITION; RAPID TECHNOLOGICAL CHANGE

     Biotechnology and pharmaceutical companies are highly competitive. There are many pharmaceutical companies, biotechnology companies, public and private universities, and research organizations actively engaged in research and development of products that may be similar to, or seek to attack the same targets as, SunPharm's products. Many of the Company's existing or potential competitors have substantially greater financial, technical, and human resources than the Company and may be better equipped to develop, manufacture, and market products. These companies may develop and introduce products and processes competitive with or superior to those of the Company.

In addition, other technologies or products may be developed that have an entirely different approach or means of accomplishing the intended purposes of the Company's products which might render the Company's technology and products uncompetitive or obsolete. There can be no assurance that the Company will be able to compete successfully.

PRODUCT LIABILITY EXPOSURE; LIMITED INSURANCE COVERAGE

     The testing, marketing and sale of pharmaceutical products entails a risk of product liability claims by consumers and others and such claims may be asserted against the Company. The Company does not maintain product liability insurance coverage other than $1,000,000 of primary and $1,000,000 of excess product liability coverage applicable only for DENSPM and DEHOP for the Phase I human clinical trials of DENSPM and Phase II human clinical trials of DEHOP. Prior to marketing any product, there can be no assurance it will be able to obtain such insurance at a reasonable cost or in an amount sufficient to cover all possible liabilities. In the event of a successful product liability suit against the Company, lack or insufficiency of insurance coverage could have a material adverse effect on the Company. Further, SunPharm is required to indemnify the University of Florida and its trustees, officers, employees and affiliates against claims resulting from the manufacture or sale of products derived from its polyamine compounds and to have product liability coverage naming the University of Florida as an additional insured for such risks.

LACK OF MANUFACTURING EXPERIENCE OR FACILITIES

     The Company currently contracts with third parties for the production of compounds in limited quantities for its preclinical and clinical trials and currently does not possess the staff or facilities necessary to manufacture products in commercial quantities. The Company has entered into an agreement, however, for the production of clinical-scale quantities of its products by a third party which it believes capable of supplying its short-term requirements. There can be no assurance that the polyamine compounds can be manufactured by the Company or its suppliers at a cost or in quantities necessary to make such compounds commercially viable products.

VOLATILITY OF STOCK PRICE; LIQUIDATION PREFERENCE; LACK OF DIVIDENDS

     The market prices for securities of biopharmaceutical companies historically have been highly volatile. Announcements concerning the Company or its competitors, including the results of testing and clinical trials, technological innovations, or commercial products, government regulations, developments concerning proprietary rights, including patents and litigation matters, a change in status of a collaborative partner, public concern relating to the commercial value or safety of the Company's products, and stock market conditions in general may have a significant impact on the price of the Common Stock.

     The Company has not paid dividends on its Common Stock since its inception and does not intend to pay any such dividends in the foreseeable future. For the years ended December 31, 1992, 1993, 1994 and 1995, the Company has incurred net losses of $998,004, $1,233,352, $2,159,011, and $4,369,653 respectively.

SHARES ELIGIBLE FOR FUTURE SALE

     Sales of a substantial number of shares of Common Stock in the public market could adversely affect the market price of the Common Stock. Of the 2,934,535 shares of Common Stock outstanding as of June 30, 1996, 1,937,525 shares are eligible for resale under Rule 144(k) without restriction under the Securities Act, and 997,010 shares are restricted securities that may not be resold unless the resale is registered under the Securities Act or it is made subject to the volume limitations and other restrictions of Rule 144 or another exemption from registration under the Securities Act. The holders of 2,849,539 shares of Common Stock have agreed not to sell such shares until January 12, 1997 without the consent of Royce Investment Group, Inc., the managing underwriter of the Company's initial public offering. As of June 30, 1996, 2,709,070 shares of Common Stock (or 47.1% of the total number of shares outstanding on a fully diluted basis) were issuable upon the exercise of outstanding options and warrants. Additional shares may be issued upon the conversion of preferred stock in the event that the Company issues any shares of preferred stock. The existence of such warrants, options and convertible securities, as well as certain registration rights, may adversely affect the terms on which the Company may obtain additional equity financing.

                                USE OF PROCEEDS

     The Company will not receive any proceeds from sales, if any, of Common Stock by the Selling Stockholders to the public. The costs and expenses incurred in connection with the registration under the Securities Act of the offering described herein are estimated to be $45,000 and will be paid by the Company. The Selling Stockholder will pay all brokerage fees and commissions, if any, incurred in connection with the sale of Shares by such party.

                              SELLING STOCKHOLDER

     The following table shows the name of the Selling Stockholder, the shares of Common Stock owned beneficially and/or of record by the Selling Stockholder as of June 30, 1996, the number of Shares being offered by the Selling Stockholder and the number of Shares to be owned by the Selling Stockholder after completion of the offering, assuming all of the Shares being offered are sold.

                            Beneficial Ownership                                 Beneficial Ownership
   Selling Stockholder        Prior to Offering        Shares Being Offered         after Offering
   -------------------      --------------------       --------------------      --------------------
Dean L. Rider, M.D./(1)/           61,700                     50,000                    11,700

/(1)/ All of the shares of Common Stock being offered by Dr. Rider hereby were acquired by him in the June 1996 settlement of a lawsuit filed by him against the Company in December 1995 alleging damages for breach of contract and fraud relating to the use of DEHOP for the treatment of AIDS-related diarrhea; the other shares owned by Dr. Rider were acquired upon the automatic conversion of shares of Series A Preferred Stock purchased by him in 1992 as a result of the initial public offering of Common Stock by the Company in January 1995.

                             PLAN OF DISTRIBUTION

     The Selling Stockholder may from time to time sell all or a portion of the Shares on the Nasdaq Small Cap Market, in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices; provided that the Selling Stockholder has agreed
(i) that he will not sell more than 5,000 shares of Common Stock in any calendar week period and (ii) that this Registration Statement may be withdrawn by the Company on December 12, 1996, regardless of whether all of the Shares have been sold hereunder. The Shares may be sold directly to or through brokers or dealers. The methods by which the Shares may be sold include (a) a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) distributions in accordance with the rules of the Nasdaq Small Cap Market; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (e) privately negotiated transactions. The Selling Stockholder and any broker-dealers participating in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of the Shares by the Selling Stockholder and any commissions received by any such broker-dealers may be deemed to be underwriting commission under the Securities Act.

                                 LEGAL MATTERS

     Certain legal matters with respect to the validity of the securities offered hereby are being passed upon for the Company by Andrews & Kurth L.L.P., Houston, Texas.

                                    EXPERTS

     The financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph referring to recurring losses incurred by the Company from inception and to an uncertainty surrounding the Company's ability to obtain sufficient financing in 1996 which raises substantial doubt about the Company's ability to continue as a going concern), and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of SunPharm Corporation for the year ended December 31, 1994, incorporated by reference into this Prospectus from the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect therein and are included in reliance upon the authority of said firm as experts in giving said report. Reference is made to said report which includes explanatory paragraphs with respect to certain factors including that in order to complete research and development and other activities necessary to commercialize its products, additional financing would be required subsequent to December 31, 1994 and that certain claims have been made against the Company the outcome of which was uncertain.

================================================================================

     NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THESE SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVER OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL AT ANY TIME IMPLY THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                ---------------

                               TABLE OF CONTENTS

                                    Page
                                    ----
Available Information..... ........... 2
Incorporation of Certain Documents
   by Reference....................... 2
The Company........................... 3
Risk Factors.......................... 5
Use of Proceeds.......................10
Selling Stockholder...................10
Plan of Distribution..................10
Legal Matters.........................10
Experts...............................10

================================================================================

================================================================================

                                 50,000 SHARES



                              SUNPHARM CORPORATION



                                  COMMON STOCK

                                ---------------

                                   PROSPECTUS

                                ---------------

                                 ________, 1996

================================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth all expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of the Common Stock being registered. All the amounts shown are estimates except for the registration fee.

SEC registration fee................  $   104
NASD filing fee.....................       --
Blue Sky fees and expenses..........       --
Legal fees and expenses.............   20,000
Accounting fees and expenses........   20,000
Transfer agent and registrar fees...       --
Miscellaneous fees and expenses.....    4,896
                                      -------
     TOTAL                            $45,000
                                      =======


ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

          Reference is made to Article VII of the By-Laws of the Company (filed as Exhibit 3.2) to the Company's Annual Report on Form 10-KSB for the fiscal ended December 31, 1995 and to Section 145 of the Delaware General Corporation Law, which, among other things and subject to certain conditions, authorize the Company to indemnify each of its officers and directors against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such officers or directors. Reference is further made to the Company's 1995 underwriting agreement (filed as Exhibit 1.1) to the Registration Statement on Form SB-2 (No. 33-85416-A) as filed on January 10, 1995, which contains provisions for the indemnification of directors, officers and controlling persons of the Company under certain circumstances.

ITEM 16.                     EXHIBITS

        Exhibit No.          Description
        -----------          -----------
            5.1              Opinion of Andrews & Kurth L.L.P.
           23.1              Consent of Arthur Andersen LLP
           23.2              Consent of Deloitte & Touche LLP
           23.3              Consent of Andrews & Kurth L.L.P. (included in
                              opinion filed as Exhibit 5.1).
           24.1              Power of Attorney (included on signature page).


ITEM 17.  UNDERTAKINGS

          The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.

       Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement.

       (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on July 19, 1996.

                           SUNPHARM CORPORATION


Date: July 19, 1996        By:  /s/Stefan Borg
                                --------------
                                Stefan Borg
                                President and Chief Executive Officer

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stefan Borg and Dennis Oistacher, and each or either of them, his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                          Title                      Date
         ---------                          -----                      ----
      /s/ Stefan Borg        President, Director and Chief         July 19, 1996
- ---------------------------  Executive Officer (Principal
         (Stefan Borg)       Executive and Accounting Officer)

                             Chairman of the Board of Directors    July   , 1996
- ---------------------------
    (Jacques Rejeange)

      /s/ Robert Janicki     Director                              July 19, 1996
- ---------------------------
       (Robert Janicki)

   /s/ Robert Schoellhorn    Director                              July 19, 1996
- ---------------------------
      (Robert Schoellhorn

      /s/ Philip Tracy       Director                              July 19, 1996
- ---------------------------
         (Philip Tracy)

      /s/ George Schwartz    Director                              July 19, 1996
- ---------------------------
         (George Schwartz)

                                     II-3

                               INDEX TO EXHIBITS

        Exhibit No.          Description
        -----------          -----------
            5.1              Opinion of Andrews & Kurth L.L.P.
           23.1              Consent of Arthur Andersen LLP
           23.2              Consent of Deloitte & Touche LLP
           23.3              Consent of Andrews & Kurth L.L.P. (included in
                              opinion filed as Exhibit 5.1).
           24.1              Power of Attorney (included on signature page).
